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                                  EXHIBIT 10.2
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                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Agreement") is made and entered into as of the 1 st day of February, 1996, by and between AHC Management, Inc., a Texas corporation ("AHC"), and James Carter, an individual resident of the State of Texas ("Consultant").

                                    RECITALS

         WHEREAS, Consultant is experienced in the development and management of chiropractic care practices; and

         WHEREAS, AHC is interested in acquiring such practices and other primary care practices;

         WHEREAS, AHC desires to retain Consultant's experience and abilities and contacts within the professional community and has offered to engage Consultant to render consultive and practice acquisition services to AHC; and

         WHEREAS, Consultant desires to accept such engagement, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

         1. RETENTION OF CONSULTANT. AHC hereby retains Consultant as, and Consultant hereby accepts retention as, a general advisor and consultant to AHC and, in furtherance hereof, Consultant agrees to render the services described more fully hereinbelow and such other services as may, from time to time, be mutually agreed to by the parties hereto.

         2. DUTIES OF CONSULTANT. During the term of this Agreement, Consultant shall act as a general advisor and practice acquisition consultant to AHC with respect to the chiropractic and primary care practices, and in such capacity, Consultant will generally advise and consult with the management of AHC regarding such matters as identification of acquisition targets, evaluations of targeted practices, and development of terms and conditions for acquisition of the targeted practices, as well as such other matters as from time to time requested and mutually agreed to.

         3. EXTENT OF DUTIES. Consultant agrees to render and perform its services hereunder on an "as needed" basis, at such times as are mutually agreeable to by the parties. Nothing in this Agreement shall be construed as limiting or restricting Consultant's right to engage in any other activities.

         4. MODIFICATION OF SUBJECT MATTER. The subject matter of this Agreement with respect to which Consultant shall be providing consultive and advisory services hereunder may be modified from time to time by the mutual consent of AHC and Consultant.

         5. TERM. Subject to the provisions of Section 6 hereof, the term of this Agreement shall be 24 months, commencing as of the date hereof.

         6.      TERMINATION.  This Agreement may be terminated:

                 (a)      by the mutual agreement of both parties; or
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                 (b)      by the non-defaulting party immediately, without
         further notice, in the event of a default by a party hereto in the performance of any material obligation of such party under this Agreement (other than the non-payment of any compensation called for hereunder) and such default shall continue for a period of thirty (30) days after the receipt by the defaulting party of written notice of the specific default; or

                 (c) by Consultant immediately, by giving written notice of termination to AHC, if AHC should fail to make any payment of compensation called for hereunder; or

                 (d) immediately, by a party giving written notice of termination to the other party, if such other party becomes the subject of any proceeding under any federal or state bankruptcy laws or is insolvent or if any substantial part of such other party's property is subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency; or

                 (e) immediately, upon the death or disability of Consultant.

For purposes of this Section 6, Consultant shall be deemed to have become disabled when AHC shall have determined that Consultant has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement. Upon the termination of this Agreement, neither party shall have any further obligation hereunder except for (i) obligations accruing prior to the date of termination, and (ii) obligations, promises, or covenants contained herein which are expressly made to extend beyond the term of this Agreement, including, without limitation, those relating to confidentiality of information.

         7. COMPENSATION. As compensation for Consultant's services hereunder, AHC shall pay to Consultant a monthly amount equal to $5,000.00. Such amount shall be due and payable on the first day of each month during the term of this Agreement.

         8. REIMBURSEMENT OF EXPENSES. Consultant shall be reimbursed promptly by AHC for any reasonable expenses incurred by Consultant in the performance of his duties under this Agreement; provided, that any such expenses are approved in advance by AHC and that Consultant submits to AHC evidence of such expenditures by Consultant prior to the payment thereof.

         9. INDEPENDENT CONTRACTOR. Consultant's engagement and actions hereunder are in the nature and status of an independent contractor to AHC. In furtherance thereof, Consultant and AHC acknowledge and agree that one is neither the employee, employer, principal, nor agent of the other and nothing in this Agreement shall be considered to create the relationship of either employer and employee or principal and agent or partners between AHC and Consultant. Consultant shall be deemed at all times and for all purposes to be an independent contractor, and as such, Consultant shall employ its own means and method so as to accomplish its duties hereunder from time to time and shall not be subjected to the control of AHC in respect to the details thereof.

         10. CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit the terms or provisions of this Agreement.

         11. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed effective when personally delivered or, if mailed, when deposited in the United States mail, postage prepaid, registered or certified, return receipt requested. Unless changed by written notice given by a party to the other, such notices shall be given to AHC at the following address:

                                  AHC Physicians' Corporation





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                                  1300 W. Walnut Hill Lane, Suite 275
                                  Irving, Texas  75038

                                  Attention:  Michael J. Dare

and such notices shall be given to Consultant at the following address:

                                  James Carter
                                  204 Flesh Meadow Drive
                                  Trophy Club, Texas  76262

         12. ASSIGNABILITY. The duties and obligations of Consultant under this Agreement are personal unto him and may not be assigned or otherwise transferred, in whole or in part, by Consultant but the rights of Consultant under this Agreement shall inure to the benefit of Consultant and his successors and assigns. AHC may assign this Agreement or any benefit, duty or obligation thereof hereunder; provided, however, that no such assignment shall have the effect of releasing AHC from its obligations hereunder.

         13. APPLICABLE LAW. The terms and conditions of this Agreement shall be construed under, governed by, and enforced in accordance with the laws of the State of Texas.

         14. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements, either oral or written, between the parties hereto with respect thereto. Any modifications to this Agreement must be made in writing and signed by both parties.

         15. DUPLICATE ORIGINALS. This Agreement shall be executed in duplicate, each of which shall be deemed an original.

         16. CONFIDENTIAL INFORMATION. Consultant recognizes and acknowledges that it will have access to certain confidential information of AHC and that such information constitutes valuable, special and unique property of AHC. Consultant will not, during the term of this Agreement or for one (1) year thereafter, disclose any of such confidential information to anyone other than an authorized representative of AHC. Consultant further agrees that he will not at any time use any of such confidential information in competing with AHC. In the event of a breach or threatened breach by Consultant of the provisions of this Section 16, Consultant hereby agrees that irreparable harm would come to AHC under such circumstances and that in such event AHC's remedy at law for such a breach or threatened breach would be inadequate and that AHC shall be entitled, at its election, to injunctive relief, without the necessity of posting bond therefor, against such breach or threatened breach and to specific performance of this Agreement, in addition to any other remedies at law or equity available to AHC for such breach or threatened breach, including, the recovery of damages.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


Consultant:                             James Carter


                                        /s/ James P. Carter
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AHC:                                    AHC Management, Inc.


                                        By: /s/ J.W. Stucki
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                                                President





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